RESTRICTED STOCK UNIT AGREEMENT

This Restricted Stock Unit Agreement (this “Agreement”), entered into as of ________________ (the “Grant Date”), sets forth the terms and conditions of an award (this “Award”) of restricted stock units (“Units”) granted by Aspen Group, Inc., a Delaware corporation (the “Company”), to _____________ (the “Recipient”).

1.Definition and Incorporation of Certain Terms. This Award is made pursuant to the Company’s ______ Equity Incentive Plan (the “Plan”). The terms of the Plan are otherwise incorporated in this Agreement. Capitalized terms used in this Agreement that are not defined in this Agreement have the meanings as used or defined in the Plan. The Recipient hereby acknowledges receipt of the Plan.

2.Award. On __________________ (the “Grant Date”), the Recipient was granted __________ Units.

3.Vesting.

(a)One-half of the Units shall vest on ___________________, subject to acceleration as provided in Section 3(b) or Section 3(d).

(b)All Units shall vest on an accelerated basis if the Company’s Common Stock, subject to adjustment for stock splits, stock dividends, combinations and similar events, meets one or more of the following price targets:

(i)if the closing price per share of the Company’s Common Stock is at least $9 for 20 consecutive trading days, then 10% of the RSUs granted shall vest immediately;

(ii)if the closing price per share of the Company’s Common Stock is at least $10 for 20 consecutive trading days, then 25% of the RSUs granted shall vest immediately; and

(iii)if the closing price per share of the Company’s Common Stock is at least $12 for 20 consecutive trading days, then all of the RSUs remaining unvested shall vest immediately;

(c)The vesting of the RSUs shall be subject to continued service with the Company as of each applicable vesting date.

(d)The Units shall fully vest upon a Change of Control as defined in the Plan, with delivery of the shares of Common Stock to be issued immediately prior to the occurrence of such Change of Control.

4.Delivery of Common Stock.

The Recipient must initial one. If no selection is made, Section 4(a) shall be deemed to be selected
i._______Delivery of shares upon vesting.

ii.________If any vesting occurs in the last 45 days of a calendar year, the delivery of Common Stock shall occur on the first business day of the next calendar year.

5.Forfeiture; Profits on the Sale of Certain Shares. Notwithstanding any other provision of this Agreement, upon resolution of the Board, all Units and shares of Common Stock issued under this Agreement, whether vested or unvested, will be immediately forfeited if any of the events specified in Section 24 of the Plan occur. If any of the events specified in Section 24 of the Plan occur within 12 months following the date the Recipient last performed services as a director or officer of the Company (the “Termination Date”) (or such longer period required by any written employment agreement), all profits earned from the Recipient’s sale of the Company’s Common Stock during the two-year period commencing one year prior to the Termination Date shall be forfeited and forthwith paid by the Recipient to the Company. Further, in such event, the Company may at its option cancel the Units and/or the Common Stock underlying the Units. The Company’s rights under this Section 5 do not lapse one year from the Termination Date but are a contract right subject to any appropriate statutory limitation period.

6.Rights. The Recipient will receive no benefit or adjustment to the Units with respect to any cash or stock dividend, or other distributions except as provided for in the Plan. Further, the Recipient will have no voting rights with respect to the Units until the shares of Common Stock are issued.

7.Restriction on Transfer. The Recipient shall not sell, transfer, pledge, hypothecate or otherwise dispose of any Units prior to the applicable vesting date.

8.Reservation of Right to Terminate Relationship. Nothing contained in this Agreement shall restrict the right of the Company to terminate the relationship of the Recipient at any time, with or without cause.

9.Tax Withholding. The Recipient acknowledges and agrees that upon shares of Common Stock being delivered as the result of vesting, the Company shall withhold a number of shares of Common Stock owed by the Company to the Recipient having a Fair Market Value, as defined by the Plan, equal to the amount necessary to comply with the minimum applicable withholding requirements of any federal withholding requirements for income and employment tax purposes. As a result of the withholding of Common Stock, the Company shall make the required payments to the United States government.

10.No Obligation to Minimize Taxes. The Company has no duty or obligation to minimize the tax consequences of this Award to the Recipient and will not be liable to the Recipient for any adverse tax consequences arising in connection with this Award.  The Recipient has been advised to consult with his own personal tax, financial and/or legal advisors regarding the tax consequences of this Award.

11. 409A Compliance. The provisions of this Agreement and the issuance of the shares of Common Stock in respect of the Units is intended to comply with the short-term deferral exception as specified in Treas. Reg. § 1.409A-l(b)(4).

12.Notices and Addresses. All notices, offers, acceptance and any other acts under this Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by FedEx or similar receipted delivery, as follows:

        The Recipient:    To the Recipient at the address on the signature page        of  this Agreement

        The Company:    Aspen Group, Inc.
             276 Fifth Avenue, Suite 505
New York, New York, 10001
Attention: Chief Executive Officer
             Email: ___________________

        with a copy to:    Michael D. Harris, Esq.
             Nason, Yeager, Gerson, Harris & Fumero, P.A.
             3001 PGA Boulevard, Suite 305
             Palm Beach Gardens, Florida 33410
             Email: ____________________

or to such other address as either of them, by notice to the other may designate from time to time.

13.Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The execution of this Agreement may be by actual or facsimile signature.

14.Attorney’s Fees. In the event that there is any controversy or claim arising out of or relating to this Agreement, or to the interpretation, breach or enforcement thereof, and any action or proceeding is commenced to enforce the provisions of this Agreement, the prevailing party shall be entitled to a reasonable attorney’s fee, costs and expenses.

15.Severability. If any term or condition of this Agreement shall be invalid or unenforceable to any extent or in any application, then the remainder of this Agreement, and such term or condition except to such extent or in such application, shall not be affected hereby and each and every term and condition of this Agreement shall be valid and enforced to the fullest extent and in the broadest application permitted by law.

16.Entire Agreement. This Agreement represents the entire agreement and understanding between the parties and supersedes all prior negotiations, understandings, representations (if any), and agreements made by and between the parties. Each party specifically acknowledges, represents and warrants that they have not been induced to sign this Agreement.

17.Governing Law; Exclusive Jurisdiction. This Agreement and any dispute, disagreement, or issue of construction or interpretation arising hereunder whether relating to its execution, its validity, the obligations provided therein or performance shall be governed or interpreted according to the internal laws of the State of Delaware without regard to choice of law considerations. Any action arising out of or related to this Agreement shall only be brought in the state or federal courts located in New York County, New York. The parties agree not to raise any objection to the venue including whether it is an inconvenient forum in the federal courts.

18.Headings. The headings in this Agreement are for the purpose of convenience only and are not intended to define or limit the construction of the provisions hereof.

[Signature Page to Follow]

 IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed and delivered as of the date aforesaid.

         Aspen Group, Inc.

             By:
              Michael Mathews
Chief Executive Officer

RECIPIENT

             __________________

Address:
             ______________________
             ______________________

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